EXHIBIT 10.2

                     EMPLOYMENT AGREEMENT (R. GLEN COLEMAN)

         THIS AGREEMENT, dated as of March 22, 1999, is made between Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), and Mr. R. Glen Coleman (the "Employee").

         1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

         2. DUTIES. The Employee is engaged as Vice President, Marketing of the Company and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of the Company's businesses.

         3. EXTENT OF SERVICES. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not, during the term of this Agreement, be engaged in any other business activity, regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company.

         4.  COMPENSATION.

               (a) For services rendered under this Agreement, the Company shall pay the Employee an aggregate salary of $173,500 per annum (the "Base Salary"), payable (after deduction of applicable payroll taxes) in equal installments on every other Friday of each month or on the preceding business day if such day is a holiday.

               (b) In addition to salary payments under paragraph 4(a) above, the Employee shall be eligible for and participate in the Key Executive Bonus Program adopted by the Company, which program provides for a bonus in an amount up to 40% of the Employee's salary upon attainment of the bonus criteria. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be adopted from time to time during the term hereof by the Company. The Employee shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.

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               (c)  During the term of this Agreement, the Employee shall be eligible for participation in the Company's 1996 Stock Option Plan, which plan is administered by the Company's Compensation Committee.

               (d) The Compensation Committee of the Company shall review the Employee's compensation at least once per year and award such bonuses or make such increases to the Base Salary as the Compensation Committee, in its sole discretion, determines are merited, based upon the Employee's performance and consistent with compensation policies of the Company.

         5. SICK LEAVE AND VACATION. During the term of this Agreement, the Employee shall be entitled to annual vacation of at least three (3) weeks in length each year, or such greater time period if permitted by Company policy. The Employee shall also be entitled to sick leave consistent with Company policy.

         6. EXPENSES. During the term of this Agreement, the Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         7.  TERM.

               (a) The Employee's employment under this Agreement shall commence on the date first set forth above and shall expire on the first anniversary of such date. Notwithstanding the foregoing, the parties hereto may, subject to paragraph 7(b) below, terminate the Employee's employment under this Agreement as follows:

                    (i) by the Company upon 30 days' notice if the Employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice; or

                    (ii) by the Company for "Cause" upon notice of such termination to the Employee. For purposes of this Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the determination by the Board of Directors of the Company (the "Board") that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Employee's death, (C) the Board's determination that the Employee has engaged or is about to engage in conduct materially injurious to the

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                          Company, (D) the Employee's having been convicted of a
                          felony, or (E) the Employee's participation in activities proscribed by the provisions of paragraphs
                          9 or 10 hereof or material breach of any of the other covenants herein; or

                    (iii) (A) by the Company without Cause upon 30 days' notice of such termination to the Employee or (B) by the Employee for "Good Reason" (as defined below) within twelve (12) months following a Change of Control (as defined below) upon 30 days' notice of such termination to the Company. For purposes of this Agreement, "Good Reason" shall mean (a) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, authority, duties, responsibilities or status with the Company as in effect immediately after the date of execution of this Agreement, including, but not limited to, any reduction whatsoever in such position, authority, duties, responsibilities or status, or a change in the Employee's titles or offices, as then in effect, or any removal of the Employee from, or any failure to reelect the Employee to, any of such positions, except in connection with the termination of his employment on account of his death, disability, or for Cause, (b) the failure by the Company to pay to the Employee the Base Salary and bonus, if any, in accordance with paragraphs 4(a) and 4(b) hereof, (c) the failure by the Company to allow the Employee to participate in the Company's employee benefit plans generally available from time to time to senior executives of the Company or (d) the failure of the Company to have any successor to the Company assume this Agreement. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                              (i)  The approval by the stockholders of the
                                   Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                              (ii) Any approval by the stockholders of the
                                   Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

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                              (iii) Any "person" (as such term is used in
                                   Sections 13(d) and 14(d) of the Securities
                                   Exchange Act of 1934), other than Warburg,
                                   Pincus Investors, L.P., becoming the
                                   "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

               (b)

                    (i) If this Agreement is terminated pursuant to paragraph 7(a)(i) above, the Employee shall receive salary continuation pay from the date of such termination until the first anniversary of the date hereof at the rate of 75% of the Base Salary, reduced by applicable payroll taxes and further reduced by the amount received by the Employee during such period under any Company-maintained disability insurance policy or plan or under Social Security or similar laws. Such salary continuation payments shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary.

                    (ii) If this Agreement is terminated pursuant to paragraph 7(a)(ii) above, the Employee shall receive no salary continuation pay or severance pay.

                    (iii) If this Agreement is terminated pursuant to paragraph
                          7(a)(iii) above, the Employee shall (A) receive salary continuation pay for a period equal to the greater of
                          (1) six (6) months or (2) the applicable period under the Company's then-current severance policy from and after the date of such termination (the "Salary Continuation Period") at a rate equal to the Base Salary and (B) during the Salary Continuation Period remain eligible for other benefits normally available to executives of the Company, including, but not limited to, health insurance and the monthly car allowance payable to the Employee hereunder. Such payments (less applicable payroll taxes) shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary.

               (c) During the Salary Continuation Period, the Employee shall be under no obligation to mitigate the costs to the Company of the payments under paragraph 7(b)(iii) above.

               (d) Not later than ninety (90) days prior to the expiration of the stated term of the Agreement, the parties shall begin to negotiate in good faith the terms of any extension of this Agreement, provided that no party shall be under any obligation to enter into such an extension.

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         8. REPRESENTATIONS. The Employee hereby represents to the Company that
(a) he is legally entitled to enter into this Agreement and to perform the services contemplated herein, and (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 10 hereof.

         9. DISCLOSURE OF INFORMATION. The Employee recognizes and acknowledges that the Company's and its predecessors' trade secrets, know-how and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by any of the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided further that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

         10. INVENTIONS. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its predecessors or which arise from the efforts of the Employee during the course of his employment for the Company or any of its predecessors. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

         11. COVENANTS NOT TO COMPETE OR INTERFERE. For a period ending six (6) months from and after the termination of the Employee's employment hereunder, the Employee shall not (whether as an officer, director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business. "Competitive Business" shall mean the manufacturing, supplying, producing, selling, distributing or providing for sale of (A) any product, device or instrument manufactured from or using polyvinal acetal (PVAc) material or technology or (B) any

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eye, ear, nose or throat product, device or instrument (x) of a type manufactured or sold by the Company or its subsidiaries or (y) in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment. For such period, the Employee shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, supplier, lessor, lessee or employee of the Company or its subsidiaries. It is the intent of the parties that the agreement set forth in this paragraph 11 apply in all parts of the world.

               Employee agrees that a monetary remedy for a breach of the agreement set forth in this paragraph 11 will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Employee agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

               It is the desire and intent of the parties that the provisions of this paragraph 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 11 shall be adjudicated to be invalid or unenforceable, this paragraph 11 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 11, imposes any additional terms or restrictions with respect to the agreement set forth in this paragraph 11, this paragraph 11 shall be deemed amended to incorporate such additional terms or restrictions.

         12. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs 9, 10 or 11 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

         13. CAR ALLOWANCE. The Employee shall be entitled to a monthly allowance of $650.00, which the Employee may utilize to cover expenses relating to the use of his personal automobile. The Employee shall be responsible for all expenses related to the ownership and operation of such automobile, including, but not limited to, insurance, repairs, registration fees and maintenance costs. The Company shall not be responsible for any costs, expenses or other obligations related to such automobile other than the monthly allowance payable hereunder.

         14. INSURANCE. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to R. Glen Coleman, 1358 March Harbor

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Drive, Jacksonville, Florida 32225, in the case of the Employee, or to Xomed
Surgical Products, Inc., 6743 Southpoint Drive North, Jacksonville, Florida 32216, in the case of the Company, or to such other officer or address as the Company shall notify the Employee.

         16. WAIVER OF BREACH. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         18. ASSIGNMENT. This Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of such Company, provided such assignee assumes all the liabilities of such Company hereunder.

         19. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes any and all agreements, letters of intent or understandings between the Employee and the Company, its subsidiaries or any of the Company's principal shareholders. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                       XOMED SURGICAL PRODUCTS, INC.


                                       By: /s/ JAMES T. TREACE
                                           -------------------------
                                              Name: James T. Treace
                                              Title: President, CEO

                                       EMPLOYEE


                                       /s/ R. GLEN COLEMAN
                                       ---------------------
                                       R. Glen Coleman